Exhibit 99.1

Media Contact:
858-366-6900
media@tandemdiabetes.com

Investor Contact:
858-366-6900
IR@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces First Quarter 2025 Financial Results

San Diego, April 30, 2025 - Tandem Diabetes Care, Inc. (Nasdaq: TNDM), a global insulin delivery and diabetes technology company, today reported its financial results for the quarter ended March 31, 2025.

First Quarter 2025 Highlights, Financial Results Compared to First Quarter 2024

•Achieved record first quarter sales with worldwide growth of 22%
•Increased pump sales in the United States by 19% on a GAAP basis and 17% on a non-GAAP(1) basis, on strong shipment growth and average selling price improvement
•Delivered 5 point adjusted EBITDA(1) margin increase
•Approximately 30% of U.S. lives now covered through pharmacy benefits for Tandem Mobi
•Benefits of Control-IQ Technology were featured for a fourth time in The New England Journal of Medicine

“The strength of our first quarter performance was driven by more than 20% worldwide sales growth, including our highest quarter ever outside the United States,” said John Sheridan, president and chief executive officer. “We are creating new possibilities for people living with diabetes, while delivering record results that align with our 2025 and long-term financial goals for sustained, double-digit sales growth and profitability.”

First Quarter 2025 Results Compared to First Quarter 2024

•Sales: Worldwide sales increased to $234.4 million, which included sales outside the United States of $83.8 million. This is compared to worldwide sales of $191.7 million, which included sales of $61.9 million outside the United States.

Non-GAAP sales(1) for the first quarter of 2024 were $192.8 million, which excluded a sales deferral of $1.1 million relating to Tandem Choice.(2)

Shipments in the United States grew to more than 17,000 pumps. Shipments outside the United States grew to more than 11,000 pumps.

•Gross profit: GAAP gross profit was $118.4 million, compared to $94.7 million. GAAP gross margin was 51%, compared to 49%.

Non-GAAP gross profit(1) for the first quarter of 2024 was $95.8 million and non-GAAP gross margin(1) was 50%.

•Operating loss: GAAP operating loss was $120.9 million, or negative 52% of sales, compared to $41.7 million, or negative 22% of sales.

Exhibit 99.1
Non-GAAP operating loss(1) was $34.5 million, compared to $40.5 million. Non-GAAP operating margin(1) was negative 15% of sales, compared to negative 21% of sales.

•Net loss: GAAP net loss was $130.6 million, compared to net loss of $42.7 million.

Non-GAAP net loss(1) was $44.2 million, compared to $41.6 million.

Adjusted EBITDA(1) was negative $4.7 million, or negative 2% of sales, compared to negative $14.4 million, or negative 7% of sales.

(1) A reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures and additional information can be found in Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release. Also see “Non-GAAP Financial Measures” below for additional information.

(2) The Tandem Choice program concluded in 2024, and there was no impact to sales or margins for this program in 2025. See “Non-GAAP Financial Measures” below for additional information.

See tables for additional financial information.

2025 Financial Guidance

For the year ending December 31, 2025, the Company is reaffirming its 2025 GAAP financial guidance as follows:

•Sales for the full year are estimated to be approximately $997 million to $1.007 billion.
•Sales in the United States of approximately $725 million to $730 million.
•Sales outside the United States of approximately $272 million to $277 million, which reflects a $15 million to $20 million headwind associated with the Company’s preparation for direct commercial operations in select countries.
•Gross margin is estimated to be approximately 54% of sales for the full year.
•Adjusted EBITDA margin(1) is estimated to be approximately 3% of sales for the full year.
•Non-cash charges included in cost of goods sold and operating expenses are estimated to be approximately $115 million. This includes:
•Approximately $95 million non-cash, stock-based compensation expense.
•Approximately $20 million depreciation and amortization expense.
Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important operating performance indicators because they exclude items that are unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company uses such non-GAAP financial measures in the future, they will be calculated using a consistent method from period to period. A reconciliation of each of the historical GAAP financial measures to the most directly comparable historical non-GAAP financial measures has been provided in Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release.
The accounting treatment for Tandem Choice, which was in effect from September 2022 through December 2024, had a high degree of complexity. When the program originally launched, the Company began deferring a portion of sales for each eligible t:slim X2 pump shipped in the United States. When a customer elected to participate in Tandem Choice upon the launch of Tandem Mobi in 2024, the Company recognized the existing deferral, incremental fees received and the associated costs of providing the new insulin pump at the time of fulfillment. Historical non-GAAP financial measures are presented in this press release to facilitate better comparisons of the Company’s operating results across the reporting periods. Tandem Choice will not impact any financial measures for the year ending December 31, 2025.

Exhibit 99.1

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days. To access the call by phone, please use this link (https://register-conf.media-server.com/register/BI72222fa42d1c492fb004c1b47dbaf791) and you will be provided with dial-in details, including a personal pin.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, a global insulin delivery and diabetes technology company, manufactures and sells advanced automated insulin delivery systems that reduce the burden of diabetes management, while creating new possibilities for patients, their loved ones, and healthcare providers. The Company’s pump portfolio features the Tandem Mobi system and the t:slim X2 insulin pump, both of which feature Control-IQ+ advanced hybrid closed-loop technology. Tandem Diabetes Care is headquartered in San Diego, California. For more information, visit tandemdiabetes.com.

Tandem Diabetes Care, the Tandem logo, Control-IQ, Control-IQ+, Tandem Mobi and t:slim X2 are either registered trademarks or trademarks of Tandem Diabetes Care, Inc. in the United States and/or other countries.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company’s projected financial results and the ability to achieve other operational and commercial goals. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve projected financial results will be impacted by market acceptance of the Company’s products; products marketed and sold or under development by competitors; the Company’s ability to establish and sustain operations to support international sales, including expanding into additional geographies; changes in reimbursement rates or insurance coverage for the Company’s products; the Company’s ability to meet increasing operational and infrastructure requirements from higher customer interest and a larger base of existing customers; the Company’s ability to successfully commercialize its products; the Company’s ability to develop and launch new products; risks associated with the regulatory approval process outside the United States for new products; the potential that newer products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete or less desirable, or may otherwise negatively impact the purchasing trends of customers; reliance on third-party relationships, such as outsourcing and supplier arrangements; global economic conditions; and other risks identified in the Company’s most recent Annual Report on Form 10-K and other documents that the Company files with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

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Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Table A
(in thousands)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash, cash equivalents and short-term investments	$368,625	$438,329
Accounts receivable, net	126,561	114,585
Inventories	141,165	149,612
Other current assets	27,084	21,965
Total current assets	663,435	724,491

Property and equipment, net	79,222	78,150
Operating lease right-of-use assets	101,017	85,306
Equity method investment	71,005	74,545
Other long-term assets	7,464	5,166
Total assets	$922,143	$967,658

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and employee-related liabilities	$123,937	$127,028
Current portion of convertible senior notes, net	40,736	40,670
Operating lease liabilities	20,713	18,208
Deferred revenue	10,977	11,831
Other current liabilities	91,812	49,312
Total current liabilities	288,175	247,049

Convertible senior notes, net - long-term	308,705	308,266
Operating lease liabilities - long-term	123,048	106,421
Deferred revenue - long-term	9,858	10,455
Other long-term liabilities	37,065	32,369
Total liabilities	766,851	704,560

Total stockholders’ equity	155,292	263,098
Total liabilities and stockholders’ equity	$922,143	$967,658

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Table B
(in thousands, except per share data)

	(Unaudited)
	Three Months Ended March 31,
	2025	2024
Sales	$234,422	$191,674
Cost of sales	116,015	97,002
Gross profit	118,407	94,672
Operating expenses:
Selling, general and administrative	113,853	90,106
Research and development	50,215	46,244
Acquired in-process research and development expenses	75,217	—
Total operating expenses	239,285	136,350
Operating loss	(120,878)	(41,678)
Total other income (expense), net	(1,211)	2,149
Loss before income taxes	(122,089)	(39,529)
Income tax expense	8,467	3,186
Net loss	$(130,556)	$(42,715)

Net loss per share - basic and diluted	$(1.97)	$(0.65)
Weighted average shares used to compute basic and diluted net loss per share	66,404	65,326

Exhibit 99.1

TANDEM DIABETES CARE, INC.
SALES BY GEOGRAPHY
Table C(1)

	(Unaudited)
($'s in thousands)	Three Months Ended March 31,
	2025	2024	% Change
United States:
Pump	$72,141	$61,720	17%
Supplies and other	78,491	69,187	13%
Adjustment for Tandem Choice	—	(1,146)	100%
Total GAAP Sales in the United States	$150,632	$129,761	16%
Adjustment for Tandem Choice	—	1,146	(100)%
Total Non-GAAP Sales in the United States	$150,632	$130,907	15%

Outside the United States:
Pump	$29,950	$25,567	17%
Supplies and other	53,840	36,346	48%
Total Sales Outside the United States	$83,790	$61,913	35%

Total GAAP Worldwide Sales	$234,422	$191,674	22%
Adjustment for Tandem Choice	—	1,146	(100)%
Total Non-GAAP Worldwide Sales	$234,422	$192,820	22%

(1) The Tandem Choice program concluded in 2024, and there was no impact to sales for this program in the first quarter of 2025. A reconciliation of non-GAAP financial measures to their closest GAAP equivalent and additional information can be found in Table D and under the heading “Non-GAAP Financial Measures.”

Exhibit 99.1

TANDEM DIABETES CARE, INC.
Reconciliation of GAAP versus Non-GAAP Financial Results (Unaudited)
Table D

($'s in thousands)	Three Months Ended March 31,
	2025	2024
GAAP sales	$234,422	$191,674
Adjustment for Tandem Choice (1)	—	1,146
Non-GAAP sales	$234,422	$192,820

GAAP gross profit	$118,407	$94,672
Adjustment for Tandem Choice(1)	—	1,146
Non-GAAP gross profit	$118,407	$95,818
GAAP gross margin(2)	51%	49%
Non-GAAP gross margin(2)	51%	50%

GAAP operating loss	$(120,878)	$(41,678)
Acquired in-process research and development expenses(3)	75,217	—
Non-recurring facility impairment costs(4)	6,697	—
Restructuring costs(5)	4,470	—
Adjustment for Tandem Choice(1)	—	1,146
Non-GAAP operating loss	$(34,494)	$(40,532)
GAAP operating margin(2)	(52)%	(22)%
Non-GAAP operating margin(2)	(15)%	(21)%

GAAP net loss	$(130,556)	$(42,715)
Income tax expense	8,467	3,186
Interest income, interest expense and other, net	1,211	(2,149)
Depreciation and amortization	4,311	4,043
Stock-based compensation expense	25,489	22,039
Acquired in-process research and development expenses(3)	75,217	—
Non-recurring facility impairment costs(4)	6,697	—
Restructuring costs(5)	4,470	—
Adjustment for Tandem Choice(1)	—	1,146
Adjusted EBITDA	$(4,694)	$(14,450)
Adjusted EBITDA margin(2)	(2)%	(7)%

GAAP net loss	$(130,556)	$(42,715)
Acquired in-process research and development expenses(3)	75,217	—
Non-recurring facility impairment costs(4)	6,697	—
Restructuring costs(5)	4,470	—
Adjustment for Tandem Choice(1)	—	1,146
Non-GAAP net loss	$(44,172)	$(41,569)
(1) The accounting treatment for Tandem Choice had a high degree of complexity. The Tandem Choice program concluded in 2024, and there was no impact to sales for this program in 2025. Additional information can be found under the heading “Non-GAAP Financial Measures.”
(2) GAAP margins including GAAP gross margin and GAAP operating margin are calculated using GAAP sales. Non-GAAP margins including non-GAAP gross margin, non-GAAP operating margin, and adjusted EBITDA margin are calculated using non-GAAP sales.
(3) Acquired in-process research and development expenses represent the value of assets with no alternative future use recorded in conjunction with the revised AMF Medical share purchase agreement.
(4) The Company recorded $6.7 million in impairment charges related to its operating lease right-of-use assets for certain facilities in the U.S. and Switzerland.
(5) The Company recorded $4.3 million in severance and other restructuring costs associated with the relocation of certain research and development activities.